UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

(Date of Earliest Event Reported) June 17, 2014

West Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35846	47-0777362
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11808 Miracle Hills Drive, Omaha, Nebraska 68154

(Address of principal executive offices)

Registrant’s telephone number, including area code: (402) 963-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 17, 2014, West Corporation (the “Company”) issued a press release announcing the commencement of a cash tender offer to purchase any and all of its outstanding $500 million in aggregate principal amount of 8.625% senior notes due 2018 and up to $200 million in aggregate principal amount of 7.875% senior notes due 2019. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this Item 8.01 by reference.

On June 18, 2014, the Company issued a press release announcing that it has priced its previously announced private placement offering of senior notes due 2022 in an aggregate principal amount of $1 billion. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated into this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated as of June 17, 2014, announcing the commencement of the cash tender offer

99.2	Press Release, dated as of June 18, 2014, announcing the pricing of the note offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST CORPORATION

Dated: June 18, 2014	By:	/s/ Paul M. Mendlik
Paul M. Mendlik
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated as of June 17, 2014, announcing the commencement of the cash tender offer

99.2	Press Release, dated as of June 18, 2014, announcing the pricing of the note offering